EXHIBIT 10.42

                           PURCHASE AND SALE CONTRACT
                                    BETWEEN
                CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3
                                   AS SELLER
                                      AND
                       EASTGATE TECHNOLOGY PARTNERS L.P.
                                  AS PURCHASER
                               TABLE OF CONTENTS
                                                                          Page
ARTICLE 1 DEFINED TERMS                                                    1
ARTICLE 2 PURCHASE AND SALE OF PROPERTY                                    4
ARTICLE 3 PURCHASE PRICE & DEPOSIT                                         4
ARTICLE 4 FINANCING                                                        5
ARTICLE 5 FEASIBILITY PERIOD                                               5
ARTICLE 6 TITLE                                                            7
ARTICLE 7 CLOSING                                                          10
ARTICLE 8 REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER
     AND PURCHASER                                                         14
ARTICLE 9 CONDITIONS PRECEDENT TO CLOSING                                  19
ARTICLE 10 BROKERAGE                                                       20
ARTICLE 11 INTERIM OPERATION/POSSESSION                                    21
ARTICLE 12 DEFAULTS AND REMEDIES                                           21
ARTICLE 13 RISK OF LOSS OR CASUALTY                                        22
ARTICLE 14 EXECUTION                                                       23
ARTICLE 15 EMINENT DOMAIN                                                  23
ARTICLE 16 MISCELLANEOUS                                                   23

                           PURCHASE AND SALE CONTRACT

      THIS PURCHASE AND SALE CONTRACT ("Purchase Contract") is entered into as of April 30, 1999 (the "Effective Date") by and among CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3, a California limited partnership, having a principal address at c/o AIMCO, 1873 South Bellaire Street, Suite 1700, Denver, CO 80222 ("Seller") and EASTGATE TECHNOLOGY PARTNERS L.P., a California limited partnership, having a principal address at 475 W. Bradley Avenue, El Cajon, CA 92020 ("Purchaser").

      NOW, THEREFORE WITNESSETH: That for and in consideration of mutual covenants and agreements herein after set forth, Seller and Purchaser hereby agree as follows:

                                    RECITALS

R-1. Seller holds legal title to a parcel of real estate more particularly described in EXHIBIT A attached hereto and made a part hereof located in the County of San Diego, State of California, on which improvements have been constructed.

R-2. Purchaser desires to purchase and Seller has agreed to sell such land, improvements and certain associated property, defined below as the "Property" on the terms and conditions set forth below, (which terms and conditions shall control in the event of any conflict with these Recitals), such that on the Closing Date as defined in this Purchase Contract the Property will be conveyed by grant deed to Purchaser.

R-3. Purchaser has agreed to pay to Seller the Purchase Price for the Property, and Seller has agreed to sell the Property to Purchaser on the terms and conditions set forth below.
                                   ARTICLE 1
                                 DEFINED TERMS

1.1 Terms with initial capital letters in this Purchase Contract shall have the meanings set forth in this Article 1 below.

      1.1.1 "BUSINESS DAY" means any day other than a Saturday or Sunday or Federal holiday or legal holiday in the State of California.

      1.1.2 "CLOSING" means the consummation of the purchase and sale and related transactions contemplated by this Purchase Contract in accordance with the terms and conditions of this Purchase Contract.

      1.1.3 "CLOSING DATE" means the date on which date the Closing of the conveyance of the Property is required to be held under the terms and conditions of this Purchase Contract and on which date full payment of the Purchase Price for the Property shall have been paid to and received by Seller in immediately available U.S. funds, which Closing Date shall be fifteen (15) days following the expiration of the Feasibility Period, unless Purchaser and Seller, in their respective sole discretion, agree upon a different Closing Date.

      1.1.4 "COMMERCIAL LEASE(S)" means the interest of Seller in and to all leases, subleases and other occupancy agreements, whether or not of record, which provide for the use or occupancy of space or facilities on or relating to the Property scheduled on EXHIBIT 1.1.4 attached hereto.

      1.1.5 "EXCLUDED PERMITS" means those Permits which, under applicable law, are nontransferable and such other Permits as may be designated as Excluded Permits on EXHIBIT 1.1.5, if any, attached hereto.

      1.1.6 "FIXTURES AND TANGIBLE PERSONAL PROPERTY" means all fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances and other articles of personal property now located on the Land or in the Improvements as of the date of this Purchase Contract and as of the date of the end of the Feasibility Period described below and used or usable in connection with any present or future occupation or operation of all or any part of the Property. The term "Fixtures and Tangible Personal Property" does not include
            (i) equipment leased by Seller and the interest of Seller in any equipment provided to the Property for use, but not owned or leased by Seller, or (ii) property owned or leased by Tenants and guests, employees or other persons furnishing goods or services to the Property or (iii) property and equipment owned by Seller, which in the ordinary course of business of the Property is not used exclusively for the business, operation or management of the Property or (iv) the property and equipment, if any, expressly identified in EXHIBIT 1.1.6.

      1.1.7 "IMPROVEMENTS" means all buildings and improvements, located on the Land taken "as is" containing approximately 167,766 gross square feet of industrial buildings.

      1.1.8 "LAND" means all of that certain tract of land located in County of San Diego, State of California which is legally described in EXHIBIT A attached hereto and made a part hereof and all rights, privileges and appurtenances pertaining thereto.

      1.1.9 "MISCELLANEOUS PROPERTY ASSETS" means all contract rights, leases, concessions, warranties, plans, drawings and other items of intangible personal property relating to the ownership or operation of the Property and owned by Seller, including, without limitation, any interest of Seller to use the name "South City Business Center" for common reference to the Property excluding, however, (i) receivables, (ii) Property Contracts, (iii) Commercial Leases, (iv) Permits, (v) cash or other funds, whether in petty cash or house "banks," or on deposit in bank accounts or in transit for deposit,
            (vi) refunds, rebates or other claims, or any interest thereon, for periods or events occurring prior to the Closing Date, (vii) utility and similar deposits, (viii) insurance or other prepaid Items, or
            (ix) books and records, except to the extent that Seller receives a credit on the closing statement for any such item.

      1.1.10 "PERMITS" means all licenses and permits granted by governmental authorities having jurisdiction over the Property in respect of the matter to which the applicable license or permit applies and owned by Seller or used in or relating to the ownership, occupancy or operation of the Property or any part thereof not subject to a Commercial Lease.

      1.1.11 "PERMITTED EXCEPTIONS" means those exceptions or conditions permitted to encumber the title to the Property in accordance with the provisions of Section 6.2.

      1.1.12 "PROPERTY" means the Land and Improvements described in the Recitals and all rights of Seller relating to the Land and the Improvements, including without limitation, any rights, title and interest of Seller, if any, in and to (i) any strips and gores adjacent to the Land and any land lying in the bed of any street, road, or avenue opened or proposed, in front of or adjoining the Land, to the center line thereof; (ii) any unpaid award for any taking by condemnation or any damage to the Property by reason of a change of grade of any street or highway; (iii) all of the easements, rights, privileges, and appurtenances belonging or in any way appertaining to the Property; together with all Fixtures and Tangible Personal Property, the right, if any and only to the extent transferable, of Seller issued to Property Contracts (other than those contracts , if any, which are identified for termination by Purchaser on EXHIBIT 6.2.3 attached hereto) and Commercial Leases, Permits other than Excluded Permits and the Miscellaneous Property Assets owned by Seller which are located on the Property and used in its operation.

      1.1.13 "PROPERTY CONTRACTS" means all purchase orders, maintenance, service, or utility contracts and similar contracts, which relate to the ownership, maintenance, construction or repair and/or operation of the Property scheduled on EXHIBIT 1.1.13 attached hereto, in any event excluding Commercial Leases

      1.1.14 "PURCHASE CONTRACT" means this Purchase and Sale Contract by and between Seller and Purchaser.

      1.1.15 "PURCHASE PRICE" means the total consideration to be paid by Purchaser to Seller for the purchase of the Property.

      1.1.16  "SURVEY" shall have the meaning ascribed thereto in Section 6.10.

      1.1.17 "TENANT" means any person or entity entitled to occupy any portion of the Property under a Commercial Lease.

      1.1.18 "TITLE COMMITMENT" or "Title Commitments" shall have the meaning ascribed thereto in Section 6.1.

      1.1.19  "TITLE INSURER" shall have the meaning set forth in Section 6.1.

                                   ARTICLE 2
                         PURCHASE AND SALE OF PROPERTY

2.1 Seller agrees to sell and convey the Property to Purchaser and Purchaser agrees to purchase the Property from Seller, in accordance with the terms and conditions set forth in this Purchase Contract.

                                   ARTICLE 3
                            PURCHASE PRICE & DEPOSIT

3.1 The total purchase price ("Purchase Price") for the Property shall be Six Million, Nine Hundred Sixty Thousand Dollars ($6,960,000.00), which shall be paid by Purchaser, as follows:

      3.1.1 Within one (1) Business Day after Seller's delivery of a signed copy of this Purchase Contract, Purchaser shall deliver to Fidelity National Title Insurance Company, Bank of America Center, 700 Louisiana, Suite 2600, Houston, Texas 77002 ("Escrow Agent" or the "Title Company") a deposit in the sum of Two Hundred and Fifty Thousand Dollars ($250,000.00) in cash or cash equivalent, which sum shall be increased within two (2) Business Days from the time of expiration of the Feasibility Period (defined below) at which time Purchaser shall tender an additional sum of Two Hundred and Fifty Thousand Dollars ($250,000.00) in cash or cash equivalent, such that the total deposit within two (2) Business Days of the time of expiration of the Feasibility Period shall equal Five Hundred Thousand Dollars ($500,000.00) (such sums, together with any interest or earnings thereon, being hereinafter collectively referred to and held as the "Deposit"). Purchaser and Seller each approve the Escrow Agreement attached as EXHIBIT B, and Purchaser agrees to sign the Escrow Agreement in such form and deliver a counterpart of the same to the Escrow Agent along with the Deposit and a counterpart of the same to Seller.

      3.1.2 The Escrow Agent shall hold the Deposit and make delivery of the Deposit to the party entitled thereto under the terms hereof.
            Escrow Agent shall invest the Deposit in such short-term, high-grade securities, interest-bearing bank accounts, money market funds or accounts, bank certificates of deposit or bank repurchase agreements as Escrow Agent, in its discretion, deems suitable, (provided that Escrow Agent shall invest the Deposit as jointly directed by Seller and Purchaser should Seller and Purchaser each in their respective sole discretion determine to issue such joint investment instructions to the Escrow Agent) and all interest and income thereon shall become part of the Deposit and shall be remitted to the party entitled to the Deposit, as set forth below.

      3.1.3 If the sale of the Property is closed by the date fixed therefor (or any extension date provided for by the mutual written consent of the parties hereto, given or withheld in their respective sole discretion), monies held as the Deposit shall be applied (and paid over to Seller) on the Closing Date. If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of satisfaction of a condition precedent to Purchaser's obligations, the Deposit shall be returned and refunded to Purchaser, and neither party shall have any further liability hereunder, subject to and except for Purchaser's liability under
            Section 5.3.

      3.1.4 If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of performance by Seller, Purchaser shall be entitled to the remedies set forth in
            ARTICLE 12 hereof. If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of performance by Purchaser, the Deposit shall be forfeited by Purchaser and the sum thereof shall go to Seller forthwith as liquidated damages for the lost opportunity costs and transaction expenses incurred by Seller, as more fully set forth in ARTICLE 12 below.

3.2 On the Closing Date, Purchaser shall pay Seller the amount of Six Million Nine Hundred Sixty Thousand Dollars ($6,960,000.00), subject to credit and adjustment as provided herein, in cash or by wire-transfer of current funds through escrow pursuant to wire instructions provided by Seller.

                                   ARTICLE 4
                                   FINANCING

4.1 Purchaser assumes full responsibility to expeditiously and diligently initiate and pursue all steps necessary to obtain the funds required for settlement.

                                   ARTICLE 5
                               FEASIBILITY PERIOD

5.1 Subject to the terms of Section 5.3, for thirty (30) calendar days following the Effective Date (the "Feasibility Period"), Purchaser, and its agents, contractors, engineers, surveyors, attorneys, and employees ("Consultants") shall have the right from time to time to enter onto the
     Property:

      5.1.1 To conduct and make any and all customary studies, tests, examinations and inspections, or investigations of or concerning the Property (including without limitation, engineering and feasibility studies, evaluation of drainage and flood plain, soil tests for bearing capacity and percolation and surveys, including topographical surveys). Notwithstanding the foregoing, in no event shall Purchaser conduct any invasive environmental assessment, test or other inspection of the Property without prior written consent of Seller, which consent may be withheld, in Seller's sole discretion.

      5.1.2 To confirm any and all matters which Purchaser may, in its sole discretion, desire to confirm with respect to the Property.

      5.1.3 To ascertain and confirm the suitability of the property for Purchaser's intended use of the Property.

5.2 Should the results of any of the matters referred to in Section 5.1 above appear unsatisfactory to Purchaser, in Purchaser's sole discretion, or Purchaser otherwise determines that it is not satisfied, in its sole discretion, with the condition of the Property and/or the advisability of an economic investment in the Property, then Purchaser shall have the right to terminate this Purchase Contract by giving written Notice to that effect to Seller and Escrow Agent on or before 5:00 p.m. EST on the date of expiration of the Feasibility Period. If Purchaser exercises such right to terminate, this Purchase Contract shall terminate and be of no further force and effect, subject to and except for Purchaser's liability under
     Section 5.3, and Escrow Agent shall forthwith return the Deposit to Purchaser. If Purchaser fails to provide Seller with written Notice of cancellation prior to the end of the Feasibility Period in strict accordance with the Notice provisions of this Purchase Contract, this Purchase Contract shall remain in full force and effect and Purchaser's obligation to purchase the Property shall be non-contingent and unconditional except only for satisfaction of the conditions expressly stated in this Purchase Contract.

5.3 Purchaser shall indemnify and hold Seller harmless for any actions taken by Purchaser and its Consultants on the Property. Purchaser shall indemnify, defend (with attorneys selected by Seller) and hold Seller harmless from any and all claims, damages, costs and liability which may arise due to such entries, surveys, tests, investigations and the like (including, without limitation, any claims arising from a breach of Section 4.4). Seller shall have the right, without limitation, to disapprove any and all entries, surveys, tests, investigations and the like that in their reasonable judgment could result in any injury to the Property or breach of any agreement, or expose Seller to any liability, costs, liens or violations of applicable law, or otherwise adversely affect the Property or Seller's interest therein. No consent by the Seller to any such activity shall be deemed to constitute a waiver by Seller or assumption of liability or risk by Seller. Purchaser hereby agrees to restore the Property to the same condition existing immediately prior to Purchaser's exercise of its rights pursuant to this ARTICLE 5 at Purchaser's sole cost and expense. Purchaser shall maintain casualty insurance and comprehensive public liability insurance with broad form contractual and personal injury liability endorsements with respect to the Property and Purchaser's activities carried on therein, in amounts (including deductible amounts) and with such insurance carriers as shall be approved by Seller and naming Seller and its affiliates as Loss Payees or Additional Insureds (at the option of Seller), with endorsements acceptable to Seller, including a waiver of defenses of the insurer based on the actions or inaction of Purchaser. Such liability insurance shall provide coverages of not less than $1,000,000.00 for injury or death to any one person and $3,000,000.00 for injury or death to more than one person and $500,000.00 with respect to property damage, by water or otherwise). The provisions of this Section shall survive the Closing or termination of this Purchase Contract.

5.4 Purchaser shall not permit any mechanic's or materialman's liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any studies or tests conducted by or for Purchaser. Purchaser shall give notice to Seller a reasonable time prior to entry onto the Property and shall permit Seller to have a representative present during all investigations and inspections conducted with respect to the Property. Purchaser shall take all reasonable actions and implement all protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property pose no material threat to the safety of persons or the environment and cause no damage to the Property or other property of Seller or other persons. All information made available by Seller to Purchaser in accordance with this Purchase Contract or obtained by Purchaser in the course of its investigations shall be treated as confidential information by Purchaser, and, prior to the purchase of the Property by Purchaser, Purchaser shall use its best efforts to prevent its agents and employees from divulging such information to any unrelated third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Purchase Contract, including Purchaser's attorneys and representatives, prospective lenders and engineers.

                                   ARTICLE 6
                                     TITLE

6.1 Prior to the Effective Date, Purchaser received that certain Fidelity National Title Insurance Company Preliminary Report File No. 70736-JO dated January 27, 1999 ("Title Report"). Purchaser shall promptly secure a commitment for title insurance for the Property in an amount equal to the Purchase Price ("Title Commitment") issued by Fidelity National Title Insurance Company ("Title Insurer") for an owner's title insurance policy on the most recent standard American Land Title Association ("ALTA") Policy form, together with legible copies of all instruments identified as exceptions therein. Purchaser agrees that it shall be solely responsible for payment of all costs relating to procurement of the Title Commitment and any Owner's or Lender's title policies.

6.2 Prior to the end of the Feasibility Period, Purchaser reserves the right to continue its review of the state of title to the Property as reflected in the Title Report received by Purchaser and under the Title Commitment to be obtained by Purchaser. Should Purchaser's review of the state of title disclose conditions deemed unsatisfactory to Purchaser, Purchaser shall have the right to object thereto and exercise the right to terminate this Purchase Contract within the Feasibility Period in accordance with the procedures set froth in ARTICLE 5 above (but if such objection shall be waived or shall be deemed waived by Purchaser, such objection shall become an additional "Permitted Exception" to the extent not already included within the term "Permitted Exception" as defined below). Unless Purchaser shall, in its discretion, elect to terminate this Purchase Contract by reason of Purchaser's dissatisfaction with the state of title to the Property by giving Notice to Seller of such election prior to the end of the Feasibility Period, Purchaser agrees to accept title to the Land and Improvements, by Grant Deed pursuant to this Purchase Contract, subject to the Permitted Exceptions. The term "Permitted Exceptions" shall mean, in addition to exceptions disclosed on the Title Commitment, the following:

      6.2.1 All title exceptions listed on Exhibit B of the form of Grant Deed attached hereto as EXHIBIT 6.2.1; and

      6.2.2 All Commercial Leases; and

      6.2.3 All Property Contracts (other than those contracts, if any, which are identified for termination by Purchaser on EXHIBIT 6.2.3 attached hereto, which Notice of request for termination by Purchaser shall be made within fifteen (15) days after the Effective
            Date); and

      6.2.4 Non-delinquent real estate and property taxes to the extent not due and payable.

6.3 The existence of other mortgages, liens, or encumbrances shall not be objections to title, provided that properly executed instruments in recordable form necessary to satisfy and remove the same of record are delivered to Escrow Agent at Closing or, in the alternative, with respect to any mortgage or deed of trust liens, that payoff letters from the holder of the mortgage or deed of trust liens shall have been delivered to and accepted by the Title Insurer (sufficient to remove the same from the policy issued at Closing), together in either case, with recording and/or filing fees.
6.4 Unpaid liens for taxes, charges, and assessments shall not be objections to title, but the amount thereof plus interest and penalties thereon shall be deducted from the Purchase Price to be paid for the Property hereunder and allowed to Purchaser, subject to the provisions for apportionment of taxes and charges contained herein.

6.5 Unpaid franchise or business corporation taxes of any corporations in the chain of title shall not be an objection to title, provided that the Title Insurer agrees to insure against collection out of the Property or otherwise against Purchaser or its affiliates, and provided further that the Title Insurer agrees to omit such taxes as exceptions to coverage with respect to any lender's mortgagee insurance policy.

6.6 If on the Closing Date, the state of title is other than in accordance with the requirements set forth in this Purchase Contract or if any condition to be fulfilled by Seller shall not be satisfied, Purchaser shall provide Seller with written Notice thereof at such time, or such title objection or unfulfilled condition shall be deemed waived by Purchaser in which case Purchaser and Seller shall proceed to consummate the Closing on the Closing Date. If Purchaser timely gives Seller such Notice, Seller at its sole option and within Seven (7) calendar days following receipt of such Notice may elect to cure such objection or unfulfilled condition for up to thirty
     (30) calendar days. Should Seller be able to cure such title objection or condition by the Closing Date or any postponed Closing Date, or should Purchaser waive such objection or condition within such period for cure, then the Closing shall take place on or before thirty (30) calendar days after Notice of such cure or waiver.

6.7 If during the period of cure Seller is unable or unwilling, in its sole discretion or opinion, to eliminate such title objection, Seller shall give Purchaser written Notice thereof, and if Purchaser does not waive such objection by written Notice delivered to Seller and the title company issuing the Title Commitment on or before Seven (7) calendar days following the date Seller gives such Notice, then this Purchase Contract shall automatically terminate, in which event Purchaser shall release all of Purchaser's right and interest in such Property to Seller, Deposit shall be released by Escrow Agent to Purchaser, and, subject to and except for Purchaser's liability under Section 5.3, the parties hereto shall have no further obligations to each other.

6.8 Seller covenants that it will not voluntarily create or cause any lien or encumbrance (other than Commercial Leases and Property Contracts in the ordinary course of business) to attach to the Property between the date of this Purchase Contract and the Closing Date; any such monetary lien or encumbrance so attaching by voluntary act of Seller shall be discharged by the Seller at or prior to Closing on the Closing Date or any postponed Closing Date. Except as expressly provided above, Seller shall not be required to undertake efforts to remove any other lien, encumbrance, security interest, exception, objection or other matter, to make any expenditure of money or institute litigation or any other judicial or administrative proceeding and Seller may elect not to discharge the same.

6.9 After the Feasibility Period, Purchaser shall not have any right to terminate this Purchase Contract or object to any lien, encumbrance, exception or other matter that is a Permitted Exception, or that has been waived or deemed to have been waived by Purchaser.

6.10 If Purchaser desires to obtain a survey of the Property ("Survey"), Purchaser shall obtain such Survey at Purchaser's sole cost and expense, and shall cause such Survey to be promptly delivered to Seller within the Feasibility Period. The Survey (i) shall be prepared in accordance with and shall comply with the minimum requirements of the ALTA; (ii) shall be in a form, and shall be certified as of a date satisfactory to Title Insurer to enable Title Insurer to delete standard survey exceptions from the title insurance policy to be issued pursuant to the Title Commitments, except for any Permitted Exceptions; (iii) shall specifically show all improvements, recorded easements to the extent locatable, set back lines, and such other matters shown as exceptions by the Title Commitments;
     (iv) shall specifically show the right of way for all adjacent public streets; (v) shall specifically disclose whether (and, if so, what part of) any of the Property is in an area designated as requiring flood insurance under applicable federal laws regulating lenders; (vi) shall contain a perimeter legal description of the Property which may be used in the Grant Deed; (vii) shall be certified to Purchaser, Purchaser's lender, Seller and Title Insurer as being true and correct; and (viii) shall certify that the legal description set forth therein describes the same, and comprises all of, the real estate comprising the Property to be purchased by Purchaser pursuant to the terms of this Purchase Contract. In the event the perimeter legal description of the Property contained in the Survey differs from that contained in the deed or deeds by which Seller took title to the Property, the latter description shall be used in the Grant Deed delivered to Purchaser at Closing, and the Survey legal shall be used in a quitclaim deed to the Property which also shall be delivered to Purchaser at Closing.

      6.10.1 Should such Survey disclose conditions that give rise to a title exception other than a Permitted Exception, Purchaser shall have the right to object thereto within the Feasibility Period in accordance with the procedures set forth in ARTICLE 5 above.
      6.10.2 If Purchaser elects to obtain the Survey, Purchaser agrees to make payment in full of all costs of obtaining the Survey required by this Purchase Contract on or before Closing or termination of this Purchase Contract.

                                   ARTICLE 7
                                    CLOSING

7.1 DATES, PLACES OF CLOSING, PRORATIONS, DELINQUENT RENT, SELLER'S PAYMENTS AND BUYER'S PAYMENTS

      7.1.1 The Closing shall be conducted by Mike Hinkle, an agent of the Escrow Agent, at such place as the parties shall mutually agree upon at a time mutually agreed upon on the Closing Date. If requested by Seller, Purchaser shall agree to conduct closing through a pre-closing, an escrow or other arrangement reasonably requested by Seller, whereby the Seller and its attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.

      7.1.2 All normal and customarily proratable items, including, without limitation, Rents (as defined below), operating expenses, personal property taxes, other operating expenses and fees, shall be prorated as of the Closing Date, Seller being charged and credited for all of same attributable to the period up to the Closing Date (and credited for any amounts paid by Seller attributable to the period on or after the Closing Date) and Purchaser being responsible for, and credited or charged, as the case may be, for all of same attributable to the period on and after the Closing Date. All unapplied deposits under Commercial Leases, if any, shall be transferred by Seller to Purchaser at the Closing. Purchaser shall assume at Closing the obligation to pay any accrued but unpaid tenant improvement allowances and leasing commissions, together with any payments due parties to other agreements affecting the Property which survive Closing, to the extent such items are scheduled on
            Exhibit 1.1.4 or are hereafter approved in writing by Purchaser.
            Any real estate ad valorem or similar taxes for the Property, or any installment of assessments payable in installments which installment is payable in the year of Closing, shall be prorated to the date of Closing, based upon actual days involved. The proration of real property taxes or installments of assessments shall be based upon the assessed valuation and tax rate figures for the year in which the Closing occurs to the extent the same are available; provided, that in the event that actual figures (whether for the assessed value of the Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year. The proration shall be final and unadjustable except as provided in the following paragraph. For purposes of this Section 7.1.2 and Sections 7.1.3 and 7.1.4, the terms "Rent" and "Rents" shall include, without limitation, base rents, additional rents, percentage rents and common area maintenance charges. The provisions of this Section 7.1.2 shall apply during the Proration Period (as defined below).

      7.1.3 If any of the items subject to proration hereunder cannot be prorated at the Closing because the information necessary to compute such proration is unavailable, or if any errors or omissions in computing prorations at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period (the "Proration Period") from the Closing Date until one (1) year after the Closing Date. Neither party hereto shall have the right to require a recomputation of a Closing proration or a correction of an error or omission in a Closing proration unless within the Proration Period one of the parties hereto (i) has obtained the previously unavailable information or has discovered the error or omission, and (ii) has given Notice thereof to the other party together with a copy of its good faith recomputation of the proration and copies of all substantiating information used in such recomputation. The failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to proration hereunder and to give Notice thereof as provided above within the Proration Period shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date. Any Rents due under a Commercial Lease that is not then in default for the rental payment period in which the Closing Date occurs that have accrued, but have not yet been paid shall be prorated in accordance with estimates based upon the prior years' information (or reasonable estimate of Seller if no such prior years' information is available) and shall be subsequently readjusted and reapportioned upon receipt.
            Purchaser shall pay Seller for Rents that have accrued, but are not yet due and payable, at Closing.

      7.1.4 If on the Closing Date any Tenant is in arrears in any Rent payment under any Commercial Lease (the "Delinquent Rent"), any Delinquent Rent received by Purchaser or Seller from such Tenant after the Closing shall be applied to amounts due and payable by such Tenant during the following periods in the following order of priority:
            (i) first, to the period of time before the Closing Date, and
            (ii) second, to the period of time after the Closing Date. If Delinquent Rent or any portion thereof received by Seller or Purchaser after the Closing are due and payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees and costs and expenses expended in connection with the collection thereof, shall be promptly paid to the other party. After the Closing, Seller shall continue to have the right, but not the obligation, in its own name, to demand payment of and to collect Delinquent Rent owed to Seller by any Tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any Tenant (provided, that Seller shall not commence any legal actions or proceedings against any Tenant which continues as a Tenant at the Property after Closing without the prior consent of Purchaser, which will not be unreasonably withheld or delayed), and the delivery of the Assignment as defined in Section 7.2.1.3 shall not constitute a waiver by Seller of such right. Purchaser agrees to cooperate with Seller at no cost or liability to Purchaser in connection with all efforts by Seller to collect such Delinquent Rent and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of the foregoing, including, without limitation, the delivery to Seller, upon demand, of any relevant books and records (including, without limitation, rent statements, receipted bills and copies of tenant checks used in payment of such rent), the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of such Delinquent Rent by Seller; provided, however, that Purchaser's obligation to cooperate with Seller pursuant to this sentence shall not obligate Purchaser to terminate any Tenant lease with an existing Tenant or evict any existing Tenant from the Property nor, after the Closing Date, bring a legal action against such Tenant. The provisions of this Section
            7.1.4 shall apply during the Proration Period.

      7.1.5 Seller and Purchaser shall each pay one-half of the Escrow Agent's fee. Purchaser shall pay all costs associated with recording the Grant Deed at Closing, including, but not limited to, recording fees, but with the exception that Seller shall pay the documentary transfer tax. With respect to the payment of other closing expenses not otherwise addressed by this Purchase Contract, Purchaser and Seller shall each pay their own respective closing expenses.

7.2  ITEMS TO BE DELIVERED PRIOR TO OR AT CLOSING.

      7.2.1 SELLER. At Closing, Seller shall deliver to Purchaser, each of the following items, as applicable:

              7.2.1.1    A Grant Deed in the form attached as EXHIBIT 6.2.1 to
                    Purchaser. The acceptance of the deed at Closing, shall be deemed to be full performance of, and discharge of, every agreement and obligation on Seller's part to be performed under this Purchase Contract, except for those that this Purchase Contract specifically provides shall survive Closing.

              7.2.1.2    A Bill of Sale without recourse or warranty in the form
                    attached as EXHIBIT 7.2.1.2 covering all Property Contracts (other than those contracts , if any, which are identified for termination by Purchaser on EXHIBIT 6.2.3 attached hereto), Commercial Leases, Permits (other than Excluded Permits) and Fixtures and Tangible Personal Property required to be transferred to Purchaser with respect to such Property. Purchaser shall countersign the same so as to effect an assumption by Purchaser, including, without limitation, of Seller's obligations thereunder.
              7.2.1.3    An Assignment (to the extent assignable and in force
                    and effect) without recourse or warranty in the form attached as EXHIBIT 7.2.1.3 of all of Seller's right, title and interest in and to the Miscellaneous Property Assets, subject to any required consents. Purchaser shall countersign the same so as to effect an assumption by Purchaser, including, without limitation, of Seller's obligations thereunder.

              7.2.1.4    A closing statement executed by Seller.

              7.2.1.5    A vendor's affidavit or at Seller's option an
                    indemnity, as applicable, in the customary form reasonably acceptable to Seller to enable Title Insurer to delete the standard exceptions, (other than matters constituting any Permitted Exceptions to the title insurance policy set forth in this Purchase Contract and matters which are to be completed or performed post-Closing) to be issued pursuant to the Title Commitments; provided that such affidavit does not subject Seller to any greater liability, or impose any additional obligations, other than as set forth in this Purchase Contract; and

              7.2.1.6    A certification of Seller's non-foreign status pursuant
                    to Section 1445 of the Internal Revenue Code of 1986, as amended, in the form attached hereto as EXHIBIT 7.2.1.6

              7.2.1.7    The originals of the Commercial Leases assigned to
                    Purchaser and the Property Contracts assumed by Purchaser, to the extent in Seller's possession or under its control.

              7.2.1.8    Except for the items expressly listed above to be
                    delivered at Closing, delivery of any other required items shall be deemed made by Seller to Purchaser, if Seller leaves such documents at the Property in their customary place of storage or in the custody of Purchaser's representatives.

      7.2.2 Purchaser. At Closing, Purchaser shall deliver to Seller the following items with respect to each Property being conveyed or transferred by merger at such Closing:

              7.2.2.1    The full Purchase Price as required by ARTICLE 3 hereof
                    plus or minus the adjustments or prorations required by this Purchase Contract. If at Closing there are any liens or encumbrances on the Property that Seller is obligated to pay and discharge, Escrow Agent shall use, concurrently with the Closing, any portion of the Purchase Price for the Property(s) to satisfy the same, provided that Seller shall have delivered to Purchaser, or to Purchaser's designee, on such Closing instruments in recordable form sufficient to satisfy such liens and encumbrances of record (or, as to any mortgages or deeds of trust, appropriate payoff letters, acceptable to the Title Insurer), together with the cost of recording or filing such instruments. Purchaser, if request is made within a reasonable time prior to Closing, agrees to provide at Closing separate certified or cashier's checks as requested, aggregating not more than the amount of the balance of the portion of Purchase Price, to facilitate the satisfaction of any such liens or encumbrances.

              7.2.2.2    A closing statement executed by Purchaser.

              7.2.2.3    A countersigned counterpart of the Bill of Sale in the
                    form attached as EXHIBIT 7.2.1.2.
              7.2.2.4    A countersigned counterpart of the Assignment in the
                    form attached as EXHIBIT 7.2.1.3.

              7.2.2.5    Such other instruments, documents or certificates as
                    are required to be delivered by Purchaser to Seller in accordance with any of the other provisions of this Purchase Contract.

                                   ARTICLE 8
       REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND PURCHASER

8.1  REPRESENTATIONS AND WARRANTIES OF SELLER.

      8.1.1 For the purpose of inducing Purchaser to enter into this Purchase Contract and to consummate the sale and purchase of the Property in accordance herewith, Seller represents and warrants to Purchaser the following as of the Effective Date and as of the Closing Date:

              8.1.1.1    Seller identified in the Recitals is lawfully and duly
                    organized, and in good standing under the laws of the state of its formation set forth in the initial paragraph of this Purchase Contract; and has or at Closing shall have the power and authority to sell and convey the Property and to execute the documents to be executed by Seller and prior to Closing will have taken as applicable, all corporate, partnership, limited liability company or equivalent entity actions required for the execution and delivery of this Purchase Contract, and the consummation of the transactions contemplated by this Purchase Contract. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any Purchase Contract to which Seller is a party or by which Seller or any Subsidiary Owner is otherwise bound. Seller has not made any other Purchase Contract for the sale of, or given any other person the right to purchase, all or any part of any of the Property applicable to the foregoing representation;
              8.1.1.2    Seller owns insurable, fee title to the Property,
                    including all real property contained therein required to be sold to Purchaser, subject only to the Permitted Exceptions and/or mortgages, deeds of trust or similar security interests to be fully paid and discharged as of the Closing;

              8.1.1.3    There are no adverse or other parties in possession of
                    the Property, except for occupants, guests and tenants under the Commercial Leases or otherwise as set forth in EXHIBIT 8.1.1.3.

              8.1.1.4    The joinder of no person or entity other than Seller is
                    necessary to convey the Property, fully and completely to Purchaser at Closing, or to fulfill Seller's obligations and Seller has all necessary right and authority to convey and assign to Purchaser all contract rights and warranties required to be conveyed and assigned to Purchaser hereunder;

              8.1.1.5    Purchaser has no duty to collect withholding taxes for
                    Seller pursuant to the Foreign Investors Real Property Tax Act of 1980, as amended;

              8.1.1.6    To Seller's knowledge, there are no actions,
                    proceedings, litigation or governmental investigations or condemnation actions either pending or threatened against the Property, as applicable;

              8.1.1.7    Seller has no knowledge of any claims for labor
                    performed, materials furnished or services rendered in connection with constructing, improving or repairing any of the Property, as applicable, caused or permitted by Seller and which remain unpaid beyond the date for which payment was due and in respect of which liens may or could be filed against any of the Property, as applicable; and

              8.1.1.8    Seller has not (i) made a general assignment for the
                    benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller's creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller's assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.
      8.1.2 Except for the representations and warranties expressly set forth above in Section 8.1.1 and any other covenants expressly set forth in this Purchase Contract to be performed by Seller, the Property is expressly purchased and sold "AS IS," "WHERE IS," and "WITH ALL FAULTS." The Purchase Price and the terms and conditions set forth herein are the result of arm's-length bargaining between entities familiar with transactions of this kind, and said price, terms and conditions reflect the fact that Purchaser shall have the benefit of, and is relying upon, no information provided by Seller and no statements, representations or warranties, express or implied, made by or enforceable directly against Seller, including, without limitation, any relating to the value of the Property, the physical or environmental condition of the Property, the state, federal, county or local law, ordinance, order, permit or suitability, compliance or lack of compliance of the Property with any regulation, or any other attribute or matter of or relating to the Property (other than any covenants of title contained in the deeds conveying the Property and the representations set forth above). Purchaser represents and warrants that as of the date hereof and as of the Closing Date, it has and shall have reviewed and conducted such independent analyses, studies, reports, investigations and inspections as it deems appropriate in connection with the Property. If Seller provides or has provided any documents, opinions or work product of consultants, surveyors, architects, engineers, title companies, governmental authorities or any other person or entity with respect to the Property, Purchaser and Seller agree that Seller has done so or shall do so only for the convenience of both parties, Purchaser shall not rely thereon and the reliance by Purchaser upon any such documents, opinions or work product shall not create or give rise to any liability of or against Seller, any Subsidiary Owner, Seller's partners or affiliates or any of their respective partners, officers, directors, participants, employees, contractors, attorneys, consultants, representatives, agents, successors, assigns or predecessors-in-interest. Except as provided in any covenants of title contained in the deeds conveying the Property, Purchaser shall rely only upon any title insurance obtained by Purchaser with respect to title to the Property. Purchaser acknowledges and agrees that no representation has been made and no responsibility is assumed by Seller with respect to current and future applicable zoning or building code requirements or the compliance of the Property with any other laws, rules, ordinances or regulations, the financial earning capacity or expense history of the Property, the continuation of contracts, continued occupancy levels of the Property, or any part thereof, or the continued occupancy by tenants of any Commercial Leases or, without limiting any of the foregoing, occupancy at Closing. Prior to Closing, Seller shall have the right, but not the obligation, to enforce its rights against any and all Property occupants or tenants. Purchaser agrees that the departure, prior to Closing, of any of such occupants or tenants shall not be the basis for, nor shall it give rise to, any claim on the part of Purchaser, nor shall it affect the obligations of Purchaser under this Purchase Contract in any manner whatsoever; and Purchaser shall close title and accept delivery of the deed with or without such tenants in possession and without any allowance or reduction in the Purchase Price under this Purchase Contract. Purchaser hereby releases Seller from any and all claims and liabilities relating to the foregoing matters, except as provided in
            Section 8.1.3 below.

      8.1.3 Seller and Purchaser agree that those representations contained in
            Section 8.1.1 shall survive Closing for a period of One (1) year (that is, any proceeding based on the breach of a representation contained in Section 8.1 that survives Closing must be commenced within One (1) year subsequent to the date of such representation), except for the representations contained in Sections 8.1.1.2 and 8.1.1.3, which shall not survive the Closing but shall be merged into the deed, the assignment and the vendor's affidavit or indemnity delivered at Closing pursuant to Sections 7.2.1.1.,
            7.2.1.3 and 7.2.1.5. In the event that Seller breaches any representation contained in Section 8.1.1 and Purchaser had knowledge of such breach, however, Purchaser shall be deemed to have waived any right of recovery and Seller shall not have any liability in connection therewith.

      8.1.4Any statement contained in the representations and warranties in this Section 8.1 and made to the "knowledge" of Seller shall mean ONLY the actual knowledge of Seller based upon the information communicated to Seller by Nola Hartung-Dillingham, a representative of the management company managing the Property as of the date of this Purchase Contract, in a certification addressed to Seller and dated as of the Effective Date; and otherwise any reference to the "knowledge" of Seller shall not be deemed to imply any duty of investigation or inquiry by Seller, and shall not be construed to include the knowledge of any member, partner, officer, director, agent, employee or representative of the Seller or any affiliate of the Seller, imputed to Seller or constructively attributed to Seller.

8.1.5 Covenants of Seller

      8.1.5.1 Seller covenants that it will not voluntarily create or cause any lien or encumbrance (other than Commercial Leases and Property Contracts in the ordinary course of business) to attach to the Property between the Effective Date and the Closing Date; any such monetary lien or encumbrance so attaching by voluntary act of Seller shall be discharged by the Seller at or prior to Closing, on the Closing Date or any postponed Closing Date. Except as expressly provided above, Seller shall not be required to undertake efforts to remove any other lien, encumbrance, security interest, exception, objection or other matter, to make any expenditure of money or institute litigation or any other judicial or administrative proceeding and Seller may elect not to discharge the same.

      8.1.5.2 Seller may enter into new commercial leases and new property contracts in the ordinary course of business during the Feasibility Period, providing Purchaser with Notice of any such new commercial leases and new property contracts. Unless this Purchase Contract is terminated as provided herein, upon the expiration of the Feasibility Period, and Purchaser's acceptance of the Property, Seller shall not, without the consent of Purchaser (which consent will not be unreasonably withheld), enter into any new commercial leases or property contracts affecting the Property, or terminate or agree to terminate (other than in the ordinary course of business pursuant to the terms and conditions thereof) any Commercial Leases of more than five thousand (5,000) square feet of Property. For purposes of this
               Section 8.1.5.2, Purchaser's failure to respond to Seller's written request for consent within five (5) business days shall be deemed consent on the part of the Purchaser. All new leases or contracts entered into in accordance with the provisions of this Section 8.1.5.2 shall be deemed "Commercial Leases" and "Property Contracts", respectively, as defined herein.

      8.1.5.3 Seller shall continue to maintain the Property in the normal course of business of Seller's business in substantially the same condition as of the date of this Purchase Contract, ordinary wear and tear and casualty excepted; provided, however, and notwithstanding the preceding provisions, in no event shall Seller be required to make any capital improvements to the Property.

8.2  Representations And Warranties Of Purchaser

      8.2.1 For the purpose of inducing Seller to enter into this Purchase Contract and to consummate the sale and purchase of the Property in accordance herewith, Purchaser represents and warrants to Seller the following as of the Effective Date and as of the Closing Date:

      8.2.2 With respect to Purchaser and its business, Purchaser represents and warrants, in particular, that:

              8.2.2.1    Purchaser is a limited partnership duly organized,
                    validly existing and in good standing under the laws of California.

              8.2.2.2    Purchaser, acting through any of its or their duly
                    empowered and authorized officers or members, has all necessary power and authority to own and use its properties and to transact the business in which it is engaged, and has full power and authority to enter into this Purchase Contract, to execute and deliver the documents and instruments required of Purchaser herein, and to perform its obligations hereunder; and no consent of any of Purchaser's officers or members are required to so empower or authorize Purchaser.

              8.2.2.3    No pending or, to the knowledge of Purchaser,
                    threatened litigation exists which if determined adversely would restrain the consummation of the transactions contemplated by this Purchase Contract or would declare illegal, invalid or non-binding any of Purchaser's obligations or covenants to Seller.

              8.2.2.4    Purchaser is duly authorized to execute and deliver,
                    acting through its duly empowered and authorized officers and members, respectively, and perform this Purchase Contract and all documents and instruments and transactions contemplated hereby or incidental hereto, and such execution, delivery and performance by Purchaser does not
                    (i) violate any of the provisions of their respective certificates of incorporation or bylaws, (ii) violate any provision of any law, governmental rule or regulation currently in effect, (iii) violate any judgment, decree, writ, injunction, award, determination or order currently in effect that names or is specifically directed at Purchaser or its property, and (iv) require the consent, approval, order or authorization of, or any filing with or notice to, any court or other governmental authority.

              8.2.2.5    The joinder of no person or entity other than Purchaser
                    is necessary to consummate the transactions to be performed by Purchaser and Purchaser has all necessary right and authority to perform such acts as are required and contemplated by this Purchase Contract.

      8.2.3 Purchaser has not dealt with any broker, finder or any other person, in connection with the purchase of or the negotiation of the purchase of the Property that might give rise to any claim for commission against Seller or lien or claim against the Property.

                                   ARTICLE 9
                        CONDITIONS PRECEDENT TO CLOSING

9.1 Purchaser's obligation to close under this Purchase Contract, shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

      9.1.1 All of the documents required to be delivered by Seller to Purchaser at Closing pursuant to the terms and conditions hereof shall have been delivered and shall be in form and substance reasonably satisfactory to Purchaser;

      9.1.2 Each of the representations and warranties of Seller contained herein shall be true in all material respects as of the Closing Date;

      9.1.3 Seller shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Seller hereunder;

      9.1.4 Purchaser shall have received, on or prior to Closing, a fully executed estoppel certificate from each Tenant of the Property in the form of EXHIBIT 9.1.4 attached hereto ("Estoppel Certificate"). In the event Seller is unable to obtain an estoppel certificate from any of the Tenants, Purchase shall accept an estoppel certificate from Seller in substantially the form of EXHIBIT 9.1.4.

      9.1.5 Notwithstanding anything to the contrary, there are no other conditions on Purchaser's obligation to close except as expressly set forth in this Purchase Contract.

9.2 Without limiting any of the rights of Seller elsewhere provided for in this Purchase Contract, Seller's obligation to close with respect to conveyance of a particular Property under this Purchase Contract shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

      9.2.1 Purchaser's representations and warranties set forth in this Purchase Contract shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date and as of the Effective Date as though such representations and warranties were made at and as of such date and time.
      9.2.2 Purchaser shall have fully performed and complied with all covenants, conditions, and other obligations in this Purchase Contract to be performed or complied with by it at or prior to Closing including, without limitation, payment in full of the Purchase Price.

      9.2.3 There shall not be pending or, to the knowledge of either Purchaser or Seller, any litigation or threatened litigation which, if determined adversely, would restrain the consummation of any of the transactions contemplated by this Purchase Contract or declare illegal, invalid or non-binding any of the covenants or obligations of the Purchaser.

                                   ARTICLE 10
                                   BROKERAGE

10.1 Seller represents and warrants to Purchaser that it has dealt only with Trammell Crow Company, 3570 Camino Del Rio North, Suite 100, San Diego, California 92108 ("Seller's Broker") in connection with this Purchase Contract. Seller and Purchaser each represents and warrants to the other that other than Seller's Broker, it has not dealt with or utilized the services of any other real estate broker, sales person or finder in connection with this Purchase Contract, and each party agrees to indemnify the other party from and against all claims for brokerage commissions and finder's fees arising from or attributable to the acts of omissions of the indemnifying party; provided, however, Purchaser discloses that the name and address of Purchaser's broker is BRE, 4380 La Jolla Villa Dr., San Diego, California ("Purchaser's Broker") and Purchaser shall pay to BRE any commissions due it pursuant to a separate agreement between Purchaser and BRE and indemnify Seller from and against all claims for brokerage commissions and finder's fees arising from or attributable to the acts of Purchaser's Broker.
10.2 Seller agrees to pay Seller's Broker a commission according to the terms of a separate agreement. Seller's Broker shall not be deemed a party or third party beneficiary of this Purchase Contract.

10.3 Seller's Broker assumes no responsibility for the condition of the Property or representation for the performance of this Purchase Contract by the Seller or Purchaser.

                                   ARTICLE 11
                                   POSSESSION

11.1 Possession of the Property subject to the Permitted Exceptions shall be delivered to Purchaser at the Closing, subject to Purchaser's right of entry for inspection as set forth in ARTICLE 5.

                                   ARTICLE 12
                             DEFAULTS AND REMEDIES

12.1 In the event of any default of Purchaser resulting in the termination of this Purchase Contract for any reason, Seller and Purchaser agree that it would be impractical and extremely difficult to estimate the damages which Seller may suffer. Therefore, Seller and Purchaser hereby agree that, except for the Purchaser's obligations to Seller under Section 5.3, the reasonable estimate of the total net detriment that Seller would suffer in the event that Purchaser terminates this Purchase Contract or defaults hereunder prior to the Closing Date is and shall be, as Seller's sole and exclusive remedy (whether at law or in equity), the right to receive from the Escrow Agent and retain the full amount of the Deposit. The payment and performance of the above as liquidated damages is not intended as a forfeiture or penalty within the meaning of applicable law and is intended to settle all issues and questions about the amount of damages suffered by Seller in the applicable event, except only for damages under Section 5.3 above, irrespective of the time when the inquiry about such damages may take place. Upon any such failure by Purchaser hereunder, this Purchase Contract shall be terminated, and neither party shall have any further rights or obligations hereunder, each to the other, except for the Purchaser's obligations to Seller under Section 5.3 above, and the right of Seller to collect such liquidated damages to the extent not theretofore paid by Purchaser.

12.2 Provided that Purchaser has not terminated this Purchase Contract and is not otherwise in default hereunder, if the Closing does not occur as a result of Seller's default hereunder, Purchaser's sole remedy shall be to elect to terminate this Purchase Contract and receive reimbursement of the Deposit (or so much thereof as has been received by Escrow Agent) or to seek specific performance of this Purchase Contract.

                                   ARTICLE 13
                            RISK OF LOSS OR CASUALTY

13.1 RISK OF LOSS OR CASUALTY. The risk of loss or damage to the Property by fire or other casualty until the date of Closing is assumed by the Seller, provided that the Seller's responsibility shall be only to the extent of any recovery from insurance now carried on the Property. If any of the Improvements shall be destroyed or damaged prior to the Closing, and the estimated cost of repair or replacement exceeds Two Hundred Thousand and No/100 Dollars ($200,000.00), Purchaser may, by written notice given to Seller within fifteen (15) days after receipt of written notice from Seller of such damage or destruction, elect to terminate this Purchase Contract, in which event the Deposit shall immediately be returned by Escrow Agent to Purchaser and except as expressly provided herein, subject to and except for Purchaser's liability under Sections 5.3 and 5.4, the rights, duties, obligations, and liabilities of all parties hereunder shall immediately terminate and be of no further force or effect. If Purchaser does not elect to terminate this Purchase Contract pursuant to this Section 13.1, or has no right to terminate this Purchase Contract (because the damage or destruction does not exceed $200,000.00), and the sale of the Property is consummated, Purchaser shall be entitled to receive all insurance proceeds paid or payable to Seller by reason of such destruction or damage under the insurance policies carried by Seller (less amounts of insurance theretofore received and applied by Seller to restoration); provided that in the event the insurance proceeds, if any, shall be insufficient to defray the estimated cost of repairing or replacing the damage or destruction, then, to the extent the amount of the insufficiency shall exceed $25,000.00 (determined by reference to such estimated cost and Seller's statement of the available insurance proceeds), the amount of the insufficiency may be claimed by Purchaser, by Notice of such claim given to Seller prior to Closing, as an additional adjustment at Closing pursuant to Section 7.1.3 above, provided further in such event that upon receipt of any such Notice from Purchaser, Seller may elect, at its sole option, by so advising Purchaser in writing at or prior to the Closing, to terminate this Purchase Contract, in which event the Deposit shall be returned to Purchaser and except as expressly provided herein, subject to and except for Purchaser's liability under Section 5.3, the rights, duties, obligations and liabilities of the parties hereunder shall immediately terminate and be of no further force and effect. If the amount of said casualty proceeds is not settled by the date of Closing, Seller shall execute at Closing all proofs of loss, assignments of claim, and other similar instruments to ensure that Purchaser shall receive all of Seller's right, title, and interest in and under said insurance proceeds. Seller shall not, in any event, be obligated to effect any repair, replacement, and/or restoration, but may do so at its option in which case Seller may apply the insurance proceeds to the costs of restoration. Seller shall reasonably cooperate with Purchaser in providing all information concerning insurance coverages and available insurance proceeds in the event of such damage or destruction.
                                   ARTICLE 14
                                   EXECUTION

14.1 This Purchase Contract shall be null and void unless fully signed by Purchaser and Seller on or before May 10, 1999.

                                   ARTICLE 15
                                 EMINENT DOMAIN

15.1 In the event that at the time of Closing all or any part of the Property is (or has previously been) acquired, or is about to be acquired, by authority of any governmental agency in purchase in lieu thereof (or in the event that at such time there is any notice of any such acquisition by any such governmental agency), Purchaser shall have the right, at Purchaser's option, to terminate this Purchase Contract by giving written Notice within Fifteen (15) days of the occurrence of such event and recover the Deposit hereunder, or to settle in accordance with the terms of this Purchase Contract for the full Purchase Price and receive the full benefit or any condemnation award. It is expressly agreed between the parties hereto that this paragraph shall in no way apply to customary dedications for public purposes which may be necessary for the development of the Property.

                                   ARTICLE 16
                                 MISCELLANEOUS

16.1 EXHIBITS AND SCHEDULES

            All Exhibits and Schedules annexed hereto are a part of this Purchase Contract for all purposes.

16.2  ASSIGNABILITY
            Except as provided in this Section, this Purchase Contract is not assignable without first obtaining the prior written approval of the non-assigning party. Purchaser may assign its rights under this Purchase Contract and the Escrow to any entity or person owned or controlled by Purchaser or to an intermediary or other person required to carry out the exchange described in Section 16.18, upon written notice to Seller and Escrow Agent and upon delivery of a written assumption of all obligations of Purchaser under this Purchase Contract signed by assignee and assignor, which shall agree to be jointly and severally liable in all respects for the obligations of Purchaser hereunder, provided (a) no such assignment shall release or relieve Purchaser from its obligations under this Purchase Contract, (b) no such assignment shall change, delay or otherwise affect the Feasibility Period, the Closing Date or any other time periods for Purchaser's performance under this Purchase Contract, (c) no such assignment shall reinstate any rights or entitlements waived by Purchaser prior to such assignment, and (d) any such assignment shall be conclusively presumed to include an assignment of any right of Purchaser to receive the Deposit if subject to refund in accordance with this Purchase Contract.

16.3 BINDING EFFECT

            This Purchase Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors, heirs and permitted assigns.

16.4 CAPTIONS

            The captions, headings, and arrangements used in this Purchase Contract are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

16.5 NUMBER AND GENDER OF WORDS

            Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

16.6 NOTICES

            All Notices, demands, requests and other communications required pursuant to the provisions of this Purchase Contract ("Notice") shall be in writing and shall be deemed to have been properly given or served for all purposes (i) if sent by Federal Express or a nationally recognized overnight carrier for next Business Day delivery, on the first business day following deposit of such Notice with such carrier, or (ii) if personally delivered, on the actual date of delivery or (iii) if sent by certified mail, return receipt requested postage prepaid, on the Fifth (5th) business day following the date of mailing addressed as follows:


                If to Seller:                   If to Purchaser:

                Consolidated Capital            Eastgate Technology Partners
                Institutional Properties/3
                c/o AIMCO                       Attn: Jeffrey C. Hamann
                1873 South Bellaire Street      475 West Bradley Avenue
                Suite 1700                      El Cajon, CA 92020
                Denver, CO  80222
                Attn: Tim Works, Harry Alcock,
                      Martha Carlin
                Phone: 303-691-4357

                and with copies to:             and with a copy to:

                Argent Real Estate              James W. Meisenheimer, Esq.
                Attn: David Marquette           Meisenheimer, Herron & Steele,
                1401 Brickell Avenue            P.C.
                Suite 520                       550 West C Street
                Miami, FL  33131                Suite 1760
                Phone: 305-371-9299             San Diego, California 92101-
                Fax: 305-371-6898               3545
                                                Phone: 619-233-4122
                                                Fax: 619-233-3709

                and:

                Richard A. Cohn, Esquire
                Bryan Cave LLP
                700 Thirteenth Street, N.W.
                Washington, D.C. 20005-3960
                Phone: 202-508-6000
                Fax: 202-508-6200

                and:

                David M. Unseth, Esquire
                Bryan Cave LLP
                One Metropolitan Square
                Suite 3600
                St. Louis, MO 63102-2750
                Phone: 314-259-2000
                Fax: 314-259-2020

            Any of the parties may designate a change of address by Notice in writing to the other parties. Whenever in this Purchase Contract the giving of Notice by mail or otherwise is required, the giving of such Notice may be waived in writing by the person or persons entitled to receive such Notice.

16.7 GOVERNING LAW AND VENUE

            The laws of the State of California shall govern the validity, construction, enforcement, and interpretation of this Purchase Contract, unless otherwise specified herein except for the conflict of laws provisions thereof. All claims, disputes and other matters in question arising out of or relating to this Purchase Contract, or the breach thereof, shall be decided by proceedings instituted and litigated in the United States District Court for the district in which the Property is situated, and the parties hereto expressly consent to the venue and jurisdiction of such court.

16.8 ENTIRETY AND AMENDMENTS

            This Purchase Contract embodies the entire Purchase Contract between the parties and supersedes all prior Purchase Contracts and understandings, if any, relating to the Property, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

16.9 SEVERABILITY

            If any of the provisions of this Purchase Contract is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable. The Purchase Contract shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Purchase Contract; and the remaining provisions of this Purchase Contract shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Purchase Contract. In lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Purchase Contract a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible to make such provision legal, valid, and enforceable.

16.10 MULTIPLE COUNTERPARTS

            This Purchase Contract may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one Purchase Contract. In making proof of this Purchase Contract, it shall not be necessary to produce or account for more than one such counterparts.

16.11 FURTHER ACTS

            In addition to the acts and deeds recited herein and contemplated and performed, executed and/or delivered by Seller and Purchaser, Seller and Purchaser agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered any and all such further acts, deeds, and assurances as may be necessary to consummate the transactions contemplated hereby.

16.12 CONSTRUCTION

            No provision of this Purchase Contract shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Purchase Contract; both parties, being represented by counsel, having fully participated in the negotiation of this instrument.

16.13 CONFIDENTIALITY

            Purchaser shall not disclose the terms and conditions contained in this Purchase Contract, shall keep the same confidential, provided that Purchaser may disclose the terms and conditions of this Purchase Contract (i) as required by law, (ii) to consummate the terms of this Purchase Contract, or any financing relating thereto, or (iii) to Purchaser's or Seller's lenders, attorneys and accountants. Any information provided by Seller to Purchaser under the terms of this Purchase Contract is for informational purposes only. In providing such information to Purchaser, Seller makes no representation or warranty, express, written, oral, statutory, or implied, and all such representations and warranties are hereby expressly excluded. Purchaser shall not in any way be entitled to rely upon the accuracy of such information. Such information is also confidential and Purchaser shall be prohibited from making such information public to any other person or entity other than its agents and legal representatives, without Seller's prior written authorization, which may be granted or denied in Seller's sole discretion.

16.14 TIME OF THE ESSENCE

            It is expressly agreed by the parties hereto that time is of the essence with respect to this Purchase Contract.

16.15 CUMULATIVE REMEDIES AND WAIVER

            Except as otherwise provided herein, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Purchase Contract or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver, amendment, release, or modification of this Purchase Contract shall be established by conduct, custom, or course of dealing.

16.16 LITIGATION EXPENSES

            In the event either party hereto commences litigation against the other to enforce its rights hereunder, the prevailing party in such litigation shall be entitled to recover from the other party its reasonable attorneys' fees and expenses incidental to such litigation.

16.17 TIME PERIODS

            Should the last day of a time period fall on a weekend or legal holiday, the next Business Day thereafter shall be considered the end of the time period.

16.18 EXCHANGE

      16.18.1 At Seller's sole cost and expense, Seller may structure the sale of the Property to Purchaser as a Like Kind Exchange under Internal Revenue Code Section 1031 whereby Seller will acquire certain property (the "Like Kind Exchange Property") in conjunction with the sale of the Property (the "Like Kind Exchange"). Purchaser shall cooperate fully and promptly with Seller's conduct of the Like Kind Exchange, provided that all costs and expenses generated in connection with the Like Kind Exchange shall be borne solely by Seller, and Purchaser shall not be required to take title to or contract for the purchase of any other property. If Seller uses a qualified intermediary to effectuate the exchange, any assignment of the rights or obligations of Seller hereunder shall not relieve, release or absolve Seller of its obligations to Purchaser. In no event shall the Closing Date be delayed by the Like Kind Exchange. Seller shall indemnify and hold harmless Purchaser from and against any and all liability arising from and out of the Like Kind Exchange.

      16.18.2 At Purchaser's sole cost and expense, Purchaser may structure the purchase of the Property by Purchaser as a Like Kind Exchange under Internal Revenue Code Section 1031 whereby Purchaser will acquire certain property (the "Purchaser Like Kind Exchange Property") in conjunction with the sale of the Property (the "Purchaser Like Kind Exchange"). Seller shall cooperate fully and promptly with Purchaser's conduct of the Purchaser Like Kind Exchange, provided that all costs and expenses generated in connection with the Purchaser Like Kind Exchange shall be borne solely by Purchaser, and Seller shall not be required to take title to or contract for the purchase of any other property. If Purchaser uses a qualified intermediary to effectuate the exchange, any assignment of the rights or obligations of Purchaser hereunder shall not relieve, release or absolve Purchaser of its obligations to Seller. In no event shall the Closing Date be delayed by the Purchaser Like Kind Exchange. Purchaser shall indemnify and hold harmless Seller from and against any and all liability arising from and out of the Purchaser Like Kind Exchange.

NOW WHEREFORE, the parties hereto have executed this Purchase Contract as of the date first set forth above.

Seller: CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3, a California limited partnership

By:

Printed:

Title:

Purchaser:    EASTGATE TECHNOLOGY PARTNERS L.P., a California limited
              partnership

                              By:  HAMANN CONSOLIDATED, INC.,
                                   a California corporation,
                                   General Partner

                              By:                        [SEAL]

                              Printed:

                              Title: